EXHIBIT 5


                         KENNEDY, BARIS & LUNDY, L.L.P.
                                ATTORNEYS AT LAW
                                  SEVENTH FLOOR

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
        TEXAS OFFICE:               1225 NINETEENTH STREET, NW         MARYLAND OFFICE:
         SUITE 1775                    WASHINGTON, DC  20036               SUITE 300
    112 EAST PECAN STREET                 (202) 835-0313               4719 HAMPDEN LANE
   SAN ANTONIO, TX  78205              FAX:  (202) 835-0319           BETHESDA, MD  20814
       (210) 228-9500                                                   (301) 654-6040
     FAX: (210) 228-0781                                                          FAX:  (301) 654-1733
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                                 August 11, 1998

Board of Directors
FCNB Corp
7200 FCNB Court
Frederick, Maryland  21703

Ladies and Gentlemen:

     As counsel to FCNB Corp (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance of up to 1,987,357 shares of the Company's Common Stock (as adjusted for the stock split in the form of a dividend payable on August 14, 1998) (the "Shares") in connection with the proposed merger of Capital Bank, National Association with and into FCNB Bank, the Company's wholly owned subsidiary.

     As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and have made such examinations of law and inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when issued in the manner set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-4 filed by the Company, and to the reference to our Firm contained therein under the caption "Legal Matters."

                                              Very truly yours,

                                              /s/ Kennedy, Baris & Lundy, L.L.P.